EXHIBIT 99.1

Xcerra Announces Third Quarter Results

Third Fiscal Quarter Notables:

  Semiconductor Test Solutions Segment: net sales up 19% from Q2FY16
  Initial orders received for flat panel display driver market
  Five new evaluations for MT2168, our next gen Pick and Place Handler
  Third customer begins evaluation of InCarrier solution for WLCSP

NORWOOD, Mass., June 06, 2016 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its third fiscal quarter ended April 30, 2016.

Net sales for the quarter were $82,237,000 compared to the prior quarter’s sales of $72,334,000. GAAP net income for the quarter was $3,157,000, or $0.06 per diluted share. Excluding an impairment charge of $601,000 related to property held for sale, the income from discontinued operations of $2,189,000, tax benefit from divestiture of $1,929,000, restructuring charges of $120,000, and amortization of purchased intangible assets of $247,000, non-GAAP net income for the quarter was $7,000, or $0.00 per diluted share.

Dave Tacelli, president and chief executive officer, commented, "We made solid progress in all aspects of our business during the quarter, especially within our Semiconductor Test Solutions segment. In addition to the expected seasonal recovery, which we see continuing into our July quarter, we received an initial order for our flat panel display driver IC solution, validating our solution for this new market opportunity.

Our next generation pick and place handler, the MT2168, is in high demand as its superior throughput, modular design and small footprint is generating significant interest in the market. Additionally we began validation with a second customer of our InCarrier handling solution for wafer level chip scale packaged (WLCSP) devices. This evaluation has proceeded quickly and is nearing completion, while an additional evaluation process has begun with a third customer. We expect to receive orders for this solution, with the first production units installed, this calendar year."

Fourth Quarter Fiscal 2016 Outlook

For the fiscal quarter ending July 31, 2016, net sales are expected to be in the range of $89 million to $93 million.  Non-GAAP net income for the quarter is expected to be in the range of $0.07 to $0.10 per share, assuming 53.5 million fully diluted shares outstanding.  The non-GAAP guidance excludes amortization of purchased intangible assets and the tax effect related to the gain on the sale of the Harbor Electronics business.

The Company will conduct a conference call today, June 6, 2016, at 10:00 AM EDT to discuss this release.  The conference call may be accessed via telephone by dialing 877.853.5334. The call will be simulcast via the Xcerra web site http://xcerra.com/investors/events-presentations/.  Audio replays of the call can be heard through June 8, 2016 via telephone, by dialing 855.859.2056; conference ID number 5824731.  A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://xcerra.com/investors/events-presentations/.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company.  Non-GAAP net income for the quarter ended April 30, 2016 excludes the impairment charge related to property held for sale, the income from discontinued operations, the tax benefit from the divestiture, amortization of purchased intangible assets, and restructuring charges.  Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company’s use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the fluctuations in the demand for semiconductor devices, the ability of the Company to win orders from customers for the testing and handling of their new generation semiconductor devices, the fluctuations in the demand of our customer’s devices in the marketplace, the Company’s ability to timely develop new products, options and software applications,  the level of customer demand for such products, options and software applications, the Company’s ability  to meet acceptance requirements for newly developed products, the conditions affecting the markets in which we compete, the Company’s ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors" in the Company’s Annual Report on Form 10-Q for the fiscal quarter ended January 31, 2016. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions.  The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	April 30, 2016	July 31, 2015

Current assets
Cash and cash equivalents	$75,669	$77,858
Marketable securities	59,256	60,593
Accounts receivable - trade, net	77,065	81,313
Accounts receivable - other, net	535	326
Inventories, net	71,495	60,593
Prepaid expenses and other current assets	11,174	8,393
Assets held for sale	2,239	10,454
Total current assets	297,433	299,530

Property and equipment, net	26,343	31,450
Intangible assets, net	9,675	10,640
Goodwill	43,850	43,850
Other assets	2,469	2,005
Total assets	$379,770	$387,475

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,829	$2,509
Accounts payable	27,106	27,492
Other accrued expenses	33,981	35,579
Deferred revenues	8,222	7,466
Liabilities held for sale	-	1,147
Total current liabilities	72,138	74,193

Term Loan	21,877	23,938
Other long-term liabilities	10,703	10,876
Stockholders' equity	275,052	278,468
Total liabilities and stockholders' equity	$379,770	$387,475

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2016	2015	2016	2015

Net sales	$82,237	$96,232	$232,972	$295,907
Cost of sales	46,333	51,664	135,231	161,476
Gross profit	35,904	44,568	97,741	134,431

Engineering and product development expenses	15,438	16,261	45,335	47,947
Selling, general, and administrative expenses	19,475	20,327	56,335	60,749
Amortization of purchased intangible assets	247	425	957	1,410
Restructuring	120	530	504	1,468
Income (loss) from continuing operations	624	7,025	(5,390)	22,857

Other (loss) income, net	(1,419)	(33)	493	3,546
(Loss) income from continuing operations before provision for income taxes	(795)	6,992	(4,897)	26,403
(Benefit) provision for income taxes	(1,763)	967	828	3,293
Income (loss) from continuing operations	968	6,025	(5,725)	23,110
Income (loss) from discontinued operations, net of tax	2,189	(1,287)	9,765	(2,380)
Net income (loss)	$3,157	$4,738	$4,040	$20,730

Basic net income (loss) per share:
Net income (loss) from continuing operations	$0.02	$0.11	$(0.11)	$0.43
Net income (loss) from discontinued operations, net of tax	0.04	(0.02)	$0.18	(0.04)
Basic net income (loss) per share	$0.06	$0.09	$0.08	$0.39

Diluted net income (loss) per share:
Net income (loss) from continuing operations	$0.02	$0.11	$(0.11)	$0.43
Net income (loss) from discontinued operations, net of tax	0.04	(0.02)	0.18	$(0.04)
Diluted net income (loss) per share	$0.06	$0.09	$0.07	$0.38

Weighted-average common shares used in computing net income (loss) per share:
Basic	53,506	54,548	53,837	53,333
Diluted	53,506	55,131	53,897	54,143

Xcerra Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net (Loss) Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	April 30, 2016	Per Share	Per Share	April 30, 2015	Per Share	Per Share

GAAP net income (loss)	$3,157	$0.06	$0.06	$4,738	$0.09	$0.09
(Income) loss from discontinued operations	(2,189)	(0.04)	(0.04)	1,287	0.02	0.02
Amortization of purchased intangible assets	247	0.00	0.00	425	0.01	0.01
Restructuring	120	0.00	0.00	530	0.01	0.01
Impairment of property held for sale	601	0.01	0.01	-	-	-
Tax benefit from divestiture	(1,929)	(0.04)	(0.04)	-	-	-
Non-GAAP net (loss) income	$7	$0.00	$0.00	$6,980	$0.13	$0.13

Weighted average shares outstanding:		53,506	53,506		54,548	55,131

	Nine Months	Basic	Diluted	Nine Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	April 30, 2016	Per Share	Per Share	April 30, 2015	Per Share	Per Share

GAAP net income	$4,040	$0.08	$0.07	$20,730	$0.39	$0.38
(Gain) loss from discontinued operations	(9,765)	(0.18)	(0.18)	2,380	0.04	0.04
Amortization of purchased intangible assets	957	0.02	0.02	1,410	0.03	0.03
Restructuring	504	0.01	0.01	1,468	0.03	0.03
Impairment of property held for sale	601	0.01	0.01	-	-	-
Tax benefit from divestiture	(792)	(0.01)	(0.01)	-	-	-
Amortization of inventory step up for purchase accounting	-	-	-	1,991	0.04	0.04
Gain from financing activities (Other income, net)	-	-	-	(2,685)	(0.05)	(0.05)
Non-GAAP net (loss) income	$(4,455)	$(0.08)	$(0.08)	$25,294	$0.47	$0.47

Weighted average shares outstanding:		53,837	53,897		53,333	54,143

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com